Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT

This Construction Loan Agreement (“Agreement”) is made and entered into as of February 6, 2009, by First Credit Bank, a California banking corporation (“Lender”), and Fox Properties LLC, a Delaware limited liability company (“Borrower”), with reference to the following facts:

A. Borrower is in the process of completing construction of Phase I of a 360,000 square foot data center and office building (the “Project”) located on a 30.44 acre parcel of real property commonly known as 44521 Hastings Drive, Ashburn, Virginia (the “Property”) more particularly described on Exhibit A which is attached hereto and incorporated herein by this reference.

B. Lender has agreed to provide Borrower with construction financing in the amount of Twenty Five Million Dollars ($25,000,000.00) (the “Loan”). Borrower shall use proceeds of the Loan to finance in part the construction and development of the Project and other costs and expenses approved by Lender.

C. The Project shall be renovated and constructed by Holder Construction Group, LLC (the “Contractor”) approved by Lender and in accordance with plans and specifications submitted to and approved by Lender and identified on Schedule 1 hereof (the “Plans and Specifications”), which Borrower represents constitutes the complete set of plans and specifications for the Project.

D. The Loan shall be evidenced by a Note of even date herewith (the “Note”) in the amount of the Loan, executed by Borrower and payable to Lender. Repayment of the Loan and performance of all other monetary and nonmonetary obligations of Borrower to Lender in connection with the Loan shall be secured by a Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith (the “Deed of Trust”) covering the Property; by the pledge of a cash collateral account in the amount of $4,000,000.00 funded concurrently with the execution and delivery of the Note and maintained at Lender (the “Pledge Agreement”); by an Assignment of Architect’s Contract and Plans and Specifications of even date herewith (the “Assignment of Architect’s Contract and Plans and Specifications”); by an Assignment of Building Contracts of even date herewith (the “Assignment of Building Contracts”); and by a financing statement of even date herewith (the “Financing Statement”) covering personal property of Borrower. In addition, Borrower’s monthly installments of interest and principal (to the extent installments of principal become due under the terms of the Loan Documents) that are scheduled to be paid prior to maturity shall be guaranteed by DuPont Fabros Technology, L.P. (“Guarantor”) pursuant to a guaranty of even date herewith (the “Guaranty”). This Agreement, the Note, the Deed of Trust, the Pledge Agreement, the Assignment of Architect’s Contract and Plans and Specifications, the Assignment of Building Contracts, the Financing Statement, the Guaranty and all other instruments evidencing and/or securing the Loan are referred to collectively herein as the “Loan Documents”).

E. The parties now desire to set forth their agreement regarding disbursement of the proceeds of the Loan as hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1 Disbursement of Loan Proceeds. Provided that Borrower has fulfilled all conditions set forth in that certain Construction Loan Commitment (the “Loan Commitment”) executed by Lender and Borrower and dated December 31, 2008 and all of the loan closing conditions set forth in this Agreement, Lender shall disburse proceeds of the Loan into an account (the “Construction Loan Account”) to be controlled by Lender subject to the provisions of this Agreement. Lender’s loan closing conditions shall include, but shall not be limited to, the following:

1.1 Loan Documents. Lender must receive all Loan Documents duly executed, in form approved by Lender (including, without limitation, duly executed consents to the Assignment of Architect’s Contract and Plans and Specifications and the Assignment of Building Contracts), and the Deed of Trust must be duly recorded.

1.2 Other Instruments and Documents. Lender must receive all other instruments and documents reasonably required by Lender in connection with the Loan, duly executed and in form approved by Lender, including but not limited to the following:

(i) a subordination, nondisturbance and attornment agreement and estoppel certificate executed by each entity, if any, having a leasehold interest in the Property;

(ii) true and correct copies of the AIA Standard Form of Agreement dated June     , 2008 between Borrower and the Contractor (the “Construction Contract”), the Professional Services Agreement dated November 12, 2007 (the “Architect Contract”) between Borrower and Donnally Vujcic Associates LLC (the “Architect”), the Professional Services Agreement dated December 20, 2007 (the “Engineering Contract”) between Borrower and CCG Facilities Integration Incorporated (the “Engineer”) and the mechanical and electrical subcontracts;

(iii) true and correct copies of all operating agreements, utility agreements, access rights, easements and other agreements deemed necessary, in the sole discretion of Lender, for the uninterrupted and orderly operation of the Project;

(iv) an opinion or opinions of counsel to Borrower and/or Guarantor respecting such matters as Lender may reasonably request, including without limitation counsel’s opinion that Borrower and/or Guarantor has the necessary power to enter into the Loan transaction; that all documents executed by Borrower and/or Guarantor pertaining to the Loan are valid and binding obligations of Borrower and/or Guarantor, enforceable according to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect and affecting the rights of creditors generally; and that there is no known litigation pending or threatened affecting the Project.

1.3 Title Insurance. Fidelity National Title Insurance Company (the “Title Company”) has issued to Lender its ALTA lender’s policy of title insurance with a liability limit of not less than the amount of the Note, insuring the lien of Lender’s Deed of Trust to be a first lien on the Property, subject only to such exceptions as previously approved by Lender in writing, together with any endorsements reasonably required by Lender.

1.4 Security Interest. Lender’s security interest in all personal property described in the Deed of Trust and this Agreement must be duly perfected and in a first lien position.

1.5 Plans and Specifications. The Plans and Specifications for the Project have not been modified, amended or revised.

1.6 Construction Contracts. The Construction Contract, Architect Contract and Engineering Contract shall be in full force and effect.

1.7 Approvals; Permits. Lender must receive certified copies of all approvals, consents, permits and licenses required for construction of the Project duly issued by any public entity having jurisdiction over Borrower, the Project or the Property.

1.8 Credit Reports; Financial Statements. Lender must receive copies of the current credit reports, most recently filed federal income tax returns of Guarantor, financial statements of Borrower and financial statements of Guarantor, if any, prepared in the ordinary course of Guarantor’s business. All financial reports must be current, complete and signed and prepared in accordance with generally accepted accounting practices consistently applied.

1.9 Insurance. Lender must receive original certificates of insurance evidencing the policies of insurance required hereunder including Builder’s Risk Insurance, which shall be set forth on Schedule 2 attached hereto, which policies shall be in full force and effect. All such insurance policies shall contain endorsements naming Lender as a mortgagee or loss payee, the form and substance of which shall be satisfactory to Lender.

2. Disbursements from Construction Loan Account. Subject to satisfaction of the requirements enumerated in Sections 3 and 4, below, Lender shall make disbursements from the Construction Loan Account in accordance with the following:

2.1 Initial Disbursement. When all conditions set forth in Section 1 have been satisfied, Lender shall make an initial disbursement to Borrower in the amount of $5,000,000.00 (the “Initial Disbursement”).

2.2 Second Disbursement. When Borrower has provided to Lender Evidence of Payment (as that term is defined below) that Borrower has paid from its own funds an amount equal to at least $2,079,931.00 for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement and that the entire amount of the Initial Disbursement has been expended for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement, Lender shall make a disbursement to Borrower in the amount of $5,000,000.00 (the “Second Disbursement”).

2.3 Third Disbursement. When Borrower has provided to Lender Evidence of Payment (as that term is defined below) that Borrower has paid from its own funds an amount equal to at least an additional $2,762,647.00 for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement and that the entire amount of the Second Disbursement has been expended for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement, Lender shall make a disbursement to Borrower in the amount of $5,000,000.00 (the “Third Disbursement”).

2.4 Fourth Disbursement. When Borrower has provided to Lender Evidence of Payment (as that term is defined below) that Borrower has paid from its own funds an amount equal to at least an additional $3,493,246.00 for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement and that the entire amount of the Third Disbursement has been expended for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement, Lender shall make a disbursement to Borrower in the amount of $5,000,000.00 (the “Fourth Disbursement”).

2.5 Fifth Disbursement. When Borrower has provided to Lender Evidence of Payment (as that term is defined below) that Borrower has paid from its own funds an amount equal to at least an additional $2,038,892.00 for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement and that the entire amount of the Fourth Disbursement has been expended for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement, Lender shall make a disbursement to Borrower in the amount of $2,500,000.00 (the “Fifth Disbursement”).

2.6 Final Disbursement. When Borrower has provided to Lender Evidence of Payment (as that term is defined below) that Borrower has paid from its own funds an amount equal to at least an additional $2,840,418.00 for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement and that the entire amount of the Fifth Disbursement has been expended for labor, services and/or materials incorporated into the Project subsequent to the Initial Disbursement, Lender shall make a disbursement to Borrower in the amount of $2,500,000.00 (the “Final Disbursement”).

2.7 Evidence of Payment. As used herein, the term “Evidence of Payment” shall mean written evidence reasonably satisfactory to Lender that Borrower has made payment to independent third parties to reimburse such persons for incorporation into the Project subsequent to the Initial Disbursement of labor and/or materials, which evidence shall include copies of paid invoices, lien waivers and releases from the persons providing such labor and/or materials and such other items as Lender may reasonably request from time to time. Borrower acknowledges that the sums identified in paragraphs 2.2 through 2.6 as payments by Borrower are intended to be cumulative. By way of example only, for Borrower to qualify for the Final Disbursement, Borrower will need to have provided to Lender Evidence of Payment equal to $13,215,134.00

3. Conditions to Construction Disbursements. Disbursement of proceeds from the Construction Loan Account shall be contingent upon satisfaction of the following conditions:

3.1 In the event the Project is materially damaged by fire or other casualty and not repaired, Lender shall not make any further disbursements unless Lender actually receives insurance proceeds or a cash deposit from Borrower sufficient in Lender’s reasonable judgment to pay for the repair of the Project in a timely manner.

3.2 Lender shall have no reasonable basis for the belief that withholding a disbursement in whole or in part is required by applicable lien or stop notice laws to the extent of such requirement.

3.3 Borrower shall deliver to Lender any assignments, agreements, permits or licenses required to be furnished to Lender hereunder, or any certificates or subordination agreements which Lender requires from tenants or proposed occupants of preleased space.

3.4 No default shall exist under this Agreement, the Note or any other of the Loan Documents after giving effect to any applicable notice and cure period.

3.5 Borrower shall, at Borrower’s expense, obtain the title endorsement identified in Section 14, below as a condition to any disbursement after the Initial Disbursement.

4. Intentionally Deleted.

5. No Waiver. Any waiver by Lender of any condition of disbursement hereunder must be expressly made in writing. The making of a disbursement prior to the fulfillment of one or more conditions thereof shall not be construed as a waiver of such conditions, and Lender reserves the right to require their fulfillment prior to making any subsequent disbursements.

6. Intentionally deleted.

7. Additional Security. Borrower irrevocably assigns to Lender, and grants to Lender a security interest in, its interest in the Construction Loan Account, all governmental permits obtained for the lawful construction of the Project, and all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of the Project. Upon any default of Borrower (after expiration of any applicable cure period) and notwithstanding any other provision of this Agreement, Lender may use any of the security described in this Section for any purpose for which Borrower could have used them under this Agreement or with respect to the construction or financing of the Project. Lender will also have all other rights and remedies as to any of the foregoing which are provided under applicable law or in equity.

8. Diligent Prosecution of Construction. Borrower will diligently prosecute construction of the Project in a workmanlike manner in accordance with the Plans and Specifications and all requirements of all governmental authorities having or asserting jurisdiction over the Property or the Project. If there is any difference between any such governmental requirements and the Plans and Specifications furnished Lender pursuant hereto, then the requirements of whichever thereof are the higher shall be met in construction of the Project.

9. Changes. Borrower shall obtain Lender’s prior written approval of any change in the Plans and Specifications for the Project, and also of any change in any work or materials required for the Project. Amounts or items of expense not listed on the cost breakdown shall not be expended or incurred by Borrower without Lender’s prior express written consent. In addition, if construction of the Project is being accomplished under one or more general contracts, Borrower must obtain Lender’s prior written approval of such contracts and of all changes in the terms or conditions of any such contracts. Borrower must also obtain all approvals of any changes in plans, specifications, work, materials or contracts that are required by law, or under the terms of any recorded instrument affecting the Property or under any lease, the Loan Documents or any other agreement relating to the Property. Lender will have a reasonable time to evaluate any requests for its approval of any changes referred to in this paragraph and will not be required to consider approving any changes unless all other approvals that are required from other parties have been obtained. Lender may approve or disapprove changes in its sole discretion.

10. Permits and Legal Requirements. Borrower will comply with and keep in effect all permits and approvals obtained from any governmental bodies that relate to the lawful construction of the Project. Borrower will comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial or legal authorities having jurisdiction over the Property or Project, and with all recorded restrictions affecting the Property.

11. Lists of Contractors and Subcontractors. Borrower will furnish to Lender monthly in a form acceptable to Lender, correct lists of all mechanical and electrical contractors employed since the date of the last disbursement in connection with construction of the Project and true and correct copies of all such executed contracts and subcontracts. Lender may contact any contractor or subcontractor to verify any facts disclosed in the lists, and all contracts and subcontracts relating to construction of the Project entered into subsequent to the date of this Agreement must require the disclosure of the listed information to Lender.

12. Purchase of Materials; Conditional Sales Contracts; Use of Loan. No materials, equipment, fixtures or articles of personal property of Borrower placed in the Project shall be purchased or installed under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession or the right to consider them personal property after their incorporation in the work of construction, unless authorized by Lender in writing. Borrower shall use proceeds of the Loan only for Project-related expenses in accordance with the cost breakdown approved by Lender and the disbursement procedures set forth in Article I of this Agreement.

13. Inspection; Right to Stop Work.

13.1 Lender and its agents and representatives shall have the right at any reasonable time to enter the Property and inspect the work of construction and all materials, plans, specifications and other matters relating to the construction. Lender will also have the right, upon 48 hours prior notice to Borrower, to examine, copy and audit the books, records, accounting data and other documents of Borrower and its contractors and, to the extent permitted by the terms of the subcontracts, subcontractors relating to the Property or construction of the Project. Borrower agrees to pay the reasonable costs and expenses of Lender actually incurred in such inspections and examinations, including without limitation Lender’s reasonable attorneys’ fees related thereto.

13.2 If Lender in good faith determines that any work or material does not conform to the approved Plans and Specifications or sound building practice, or otherwise departs from any of the requirements of this Agreement, Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, Borrower will promptly correct the work to Lender’s reasonable satisfaction. If the work is not made satisfactory to Lender within fifteen (15) calendar days from the date of stoppage by Lender (or such longer period of time as may be reasonably necessary), such failure to do so shall constitute a default by Borrower under the terms of this Agreement.

13.3 Lender is under no duty to supervise or inspect construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender’s security and preserving Lender’s rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship. Borrower will make or cause to be made such other independent inspections as it may desire for its own protection.

14. Date-downs. Borrower shall, at the cost and expense of Borrower, concurrently with each disbursement request, cause the title insurer to conduct a current title search and issue an to Lender’s policy of title insurance confirming the then-current status of title to the Property. Borrower shall pay the cost of such endorsements and any other endorsement to Lender’s policy of title insurance reasonably requested by Lender. Upon discovery of any stop notice claim or any claim of lien or encumbrance or charge against the Property, Project or Loan (whether or not as a result of such a search), Borrower shall immediately forward to Lender a copy of each recorded notice of intent to file mechanics’ liens, statement of mechanics’ liens, encumbrance or other charge against the Property, or stop notice, together with a written explanation of the controversy, and immediately pay or bond the lien, encumbrance, charge or claim (or cause Contractor to do the same) and obtain and record a written release thereof.

15. Protection Against Lien Claims. Borrower will promptly pay and discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Project. Borrower will have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Lender, and provided further that, within 30 days after Lender’s written request, Borrower shall, at its election (i) post, or cause Contractor to post, a bond which removes such lien from title to the Property or (ii) provide a cash deposit or other security reasonably satisfactory to Lender in an amount equal to one and one-half times the amount of the claim for the purpose of protecting Lender’s interest and security should the contest be unsuccessful. During the period of time following Lender’s request for the provision of a bond, cash deposit or other security and the provision by Borrower of the same, Lender shall have the right to suspend disbursements under this Agreement, and Borrower shall take such actions and pay such amounts as are reasonably necessary to prevent further liens on the Property or suspension or delay in the construction of the Project.

16. Destruction. If the Project is partially or totally damaged or destroyed by a casualty or event covered by a policy or policies of insurance obtained and maintained by Borrower in accordance with this Agreement and the Deed of Trust, proceeds of such policy or policies of insurance shall be applied in the manner and pursuant to the disbursement procedure set forth in the Deed of Trust. If the Project is partially or totally damaged or destroyed by a casualty or event not covered by insurance obtained by Borrower, or if for any reason no insurance proceeds are available to Borrower, Borrower shall, at Lender’s sole option and demand, within fifteen (15) days of receipt by Borrower of written notice of such demand, provide a cash deposit from Borrower sufficient in Lender’s judgment to pay for the repair of the Project in a timely manner and/or proceed immediately with restoration and diligently proceed to complete the Project.

17. Notice of Changes. Borrower shall give Lender written notice of any material adverse change, fact or circumstance relating to the business of Borrower, the Project, the Property, the interests of Lender under this Agreement or any other instrument or agreement required or furnished hereunder, within five (5) business days of Borrower’s receipt of notice or knowledge of such change, fact or circumstance.

18. Insurance. Borrower will maintain in force until full payment of the Loan all insurance required by law, public liability insurance and builder’s risk insurance with course of construction endorsement. The policies must be approved by Lender as to amounts, form, risk coverage, deductibles, insurer and loss payable and cancellation provisions. Lender’s approval, however, will not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

19. Cooperation. Borrower will cooperate at all times with Lender in bringing about the timely completion of the Project, and Borrower will resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously.

20. Payment of Expenses. Borrower will pay Lender’s out-of-pocket costs and expenses incurred in connection with the making and disbursement of the Loan and in the exercise of any of Lender’s rights or remedies under this Agreement, including but not limited to title insurance and escrow charges, recording charges and mortgage taxes, reasonable legal fees and disbursements, the costs and expenses of independent consultants retained by Lender to review Project Plans and Specifications, engineering and architectural matters, monitor Project progress and costs, review change orders, cost breakdowns, contracts and subcontracts and assist generally in the administration of the Loan, and any other reasonable fees and costs for services which are not customarily performed by Lender’s salaried employees and are not specifically covered by Lender’s commitment fee for the Loan. The provisions of this paragraph will survive the termination of this Agreement and the repayment of the Loan.

21. Accounting; Changes in Condition. Borrower will keep true and correct financial books and records on a cash basis for the construction of the Project, and will maintain adequate reserves for all contingent liabilities required to be recorded in Borrower’s financial statements under generally accepted accounting principles. If required by Lender, Borrower will submit to Lender at such times as Lender requires a statement which accurately shows the application of all funds expended to date for construction of the Project and the source of those funds as well as Borrower’s best estimate of the funds needed to complete the Project and the source of those funds. Borrower will promptly supply Lender with the financial statements of Borrower and other information concerning the affairs and properties of Borrower as Lender may reasonably request, and will promptly notify Lender of any material adverse change in the financial condition of Borrower or in the physical condition of the Property or Project.

22. Governmental Agencies. Borrower will comply with the requirements of any commitment or agreement entered into by any governmental agency to assist the construction, sale, lease or financing of the Project, and with the terms of all applicable laws, regulations and requirements governing such assistance.

23. Indemnity. Borrower agrees to indemnify and hold Lender harmless from and against all liabilities, claims, damages, costs and expenses (including but not limited to reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of the Project. Upon demand by Lender, Borrower will defend any action or proceeding brought against Lender alleging any defective workmanship or materials, or Lender may elect to conduct its own defense at the expense of Borrower. The provisions of this paragraph will survive the termination of this Agreement and the repayment of the Loan.

24. Borrower’s Representations. Borrower makes the following representations and warranties as of the date of this Agreement and agrees that such representations and warranties shall survive the termination of this Agreement and the repayment of the Loan:

24.1 Authority. Borrower has the right and power to own and develop the Property as contemplated in the Loan Documents. Borrower has properly obtained all permits, licenses and approvals necessary to construct, occupy, operate and market the Project. Borrower shall obtain, at the appropriate time, any and all permits, licenses, and approvals necessary to construct, occupy, operate and market the Project which it has not yet obtained as of the date hereof.

24.2 Enforceability. Borrower has full right, power and authority to execute and deliver the Loan Documents and to perform the undertakings of Borrower contained in the Loan Documents. The Loan Documents constitute valid and binding obligations of Borrower which are legally enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization and similar laws or by equitable principles.

24.3 No Breach. None of the undertakings of Borrower contained in the Loan Documents or any other document executed by Borrower in connection with this Loan violates any of the Plans and Specifications for construction of the Project or, to the best of Borrower’s knowledge, any other applicable statute, law, regulation or ordinance or any order or ruling of any court or governmental entity, or conflicts with, or constitutes a breach or default under, any agreement by which Borrower is, or the Property and Project are, bound or regulated.

24.4 Financial Information. All financial information relating to Borrower delivered to Lender and, to the best of Borrower’s knowledge, financial information relating to the Property, the Project, fairly and accurately represents such financial condition as of its date in all material respects and has been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted in such information. No material adverse change in such financial condition has occurred.

24.5 Proceedings. Borrower is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity. Borrower has no knowledge of any claims, actions or proceedings, pending or threatened, against Borrower or affecting the Property or the Project other than those disclosed to Lender in writing.

24.6 Accuracy. All documents, reports instruments, papers, data, information and forms of evidence delivered to Lender by Borrower with respect to the Loan are accurate and correct in all material respects, are complete insofar as completeness may be necessary to give Lender true and accurate knowledge of the subject matter thereof, and do not contain any misrepresentation or omission of a material fact. Lender may rely on such reports, documents, instruments, papers, data, information and forms of evidence without any investigation or inquiry, and any payment made by Lender in reliance thereon shall be a complete release in its favor for all sums so paid.

24.7 Taxes. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, if any, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.

24.8 Utilities. All utility services, including, without limit, gas, water, sewage, electrical and telephone, necessary for the development and the occupancy of the Property and the Project, are available at or within the boundaries of the Property, or all steps necessary to assure that such utility services will be available upon completion of the Project have been taken by Borrower.

24.9 Examination. Borrower is familiar with all of the Plans and Specifications for construction of the Project set forth in the Loan Documents. The development of the Property and the construction of the Project will in all material respects conform to and comply with the Plans and Specifications.

24.10 Encroachments; Defects. There are no known encroachments, defects or conditions (including without limitation unstable soil conditions) in, on or about the Property which render it unfit for the Project.

24.11 Adequacy of Loan. The amount of Loan proceeds combined with Borrower’s funds available from time-to-time over the term of the Loan is not less than the amount necessary (i) to pay all costs to be incurred in connection with the timely completion of the Project in accordance with the Loan Documents, (ii) to pay all sums which may accrue under the Loan Documents prior to repayment of the Loan, including without limitation interest on the Loan, and (iii) to enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents.

24.13 Recertification. Each request by Borrower for a disbursement under this Agreement shall constitute the Borrower’s certification as to the matters specified in this paragraph 2.19 on and as of the date of such request.

25. Events of Default. An “Event of Default” under this Agreement shall have the same meaning as set forth in the Deed of Trust.

26. Remedies. If there is an Event of Default, then Lender may exercise any right or remedy which it has under the Deed of Trust, this Agreement or any other agreement with Borrower relating to the Loan, or under any agreement guarantying the Loan or the completion of construction of the Project, or otherwise available at law or in equity or by statute, and all of Lender’s rights and remedies will be cumulative. Upon any Event of Default of Borrower hereunder, the Loan shall at the option of Lender immediately become due and payable, and Lender may withhold any one or more disbursements from the Construction Loan Account in its discretion. No disbursement of proceeds from the Construction Loan Account will cure any default of Borrower, unless Lender agrees otherwise in writing. Upon any Event of Default of Borrower hereunder, Lender will also have the right in its discretion to enter the Property and take any and all actions necessary in its judgment to complete construction of the Project, including, but not limited to, making changes in plans, specifications, work or materials and entering into, modifying or terminating any contractual arrangements, subject to Lender’s right at any time to discontinue any work without liability. If Lender elects to complete the Project, it will not assume any liability to Borrower or any other person for completing the Project or for the manner or quality of construction of the Project, and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the Project in Borrower’s name, or Lender may elect to complete construction in its own name. In any event, all sums expended by Lender in completing construction, plus a fee of fifteen percent (15%) for supervision of construction, will be considered to have been disbursed to Borrower and will be secured by the Deed of Trust and any other instruments or documents securing the Loan, and any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional loan to Borrower bearing interest at the rate provided in the Note and will be secured by the Deed of Trust and any other instrument or documents securing the Loan and shall be repaid within thirty (30) days after the completion of the Project, and Borrower agrees to pay the same. Borrower assigns to Lender all of its interest in and to the Plans and Specifications prepared for the Project, all studies, data and drawings with respect thereto prepared by or for Borrower, and the contracts and agreements relating to the Plans and Specifications or the aforesaid studies, data and drawings, or to the construction of the Project, but Lender will not have any obligation under those contracts or agreements unless it expressly hereafter agrees in writing. Lender will have the right to exercise any rights of Borrower under those contracts and agreements or with respect to such plans, specifications, studies, data and drawings upon any default by Borrower under this Agreement, and shall have such other rights and remedies with respect thereto as are afforded a secured creditor under California law.

27. Miscellaneous.

27.1 No Waiver; Consents. Any waiver by Lender must be in writing and will not be construed as a continuing waiver. No waiver will be implied from any delay or failure by Lender to take action on account of any default of Borrower. Consent by Lender to any act or omission by Borrower will not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.

27.2 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement

27.3 Notices. All notices, demands, consents, approvals and other communications (each, a “Notice” and collectively, “Notices”) hereunder shall be in writing and shall be sent by hand, or by facsimile (with a duplicate copy sent by ordinary mail, postage prepaid), or by postage prepaid, certified or registered mail, return receipt requested, or by reputable overnight courier service, postage prepaid, addressed to the party to be notified as set forth below:

if to Lender:

First Credit Bank

9255 Sunset Boulevard

Los Angeles, California 90069

Attention: Farhad Ghassemieh

Facsimile No.: (310) 859-0861

with a copy to,

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064

Attention: Martin E. Steere, Esq.

Facsimile No: (310) 312-4224

If to Borrower,

Fox Properties LLC

1212 New York, NW, Suite 900

Washington D.C., 20005

Attention: General Counsel

Facsimile No: (202) 728-0220

with a copy to,

Cooley Godward Kronish LLP

11951 Freedom Drive

Reston, VA 20190-5656

Attention: John H. Toole, Esquire, Esq.

Facsimile No: (703) 456-8100

Notices shall be deemed given when so delivered by hand or when a legible copy is received by facsimile (with receipt being verified by telephone confirmation) on a business day prior to 4:30 p.m. local time and if received on a nonbusiness day or after such time, upon the next business day thereafter or if mailed, five (5) business days after mailing (or one (1) business day for overnight courier service), with failure to accept delivery constituting delivery for this purpose. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday. Notices may be given in any manner provided by law and shall be deemed delivered or served as provided by the law authorizing delivery of such notice. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days’ prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with the following provisions.

27.4 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security or interests hereunder.

27.5 Actions. Lender will have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property or Project, or this Agreement. Borrower will pay promptly on demand all of Lender’s reasonable out-of-pocket costs, expenses, legal fees and disbursements incurred in those actions or proceedings.

27.6 Applicable Law. This Agreement shall be construed and given effect according to the laws of the State of California.

27.7 Heirs, Successors and Assigns; Participation. The terms of this Agreement will bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign or transfer this Agreement or any Loan proceeds, or assign or delegate any of its rights or obligations, voluntary or involuntary, without the prior written consent of Lender, and any such assignment, transfer or delegation without the prior written consent of Lender shall not be binding upon or in any way affect Lender. Lender shall have the right to sell participations in the Loan to any other persons or entities without the consent of or notice to Borrower, provided that no such action by Lender shall relieve Lender of its obligation to make disbursements of proceeds from the Construction Loan Account when required by this Agreement. Lender may disclose to any participants or prospective participants any information or other data or material in Lender’s possession relating to Borrower, the Loan and the Project, without the consent of or notice to Borrower.

27.8 Attorneys’ Fees. If any lawsuit is commenced to enforce any of the terms of this Agreement, the prevailing party will have the right to recover its reasonable attorneys’ fees and costs of suit from the other party. Subject to the immediately preceding sentence, in the event that Lender shall be a party to any legal proceedings instituted in connection with or arising out of the construction of the Project or the Loan, Borrower agrees to pay to Lender all sums paid and/or incurred by Lender as costs and expenses in the legal proceedings, together with reasonable attorneys’ fees.

27.9 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provisions.

27.10 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and do not define or limit any terms or provisions.

27.11 Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.

27.12 Counterparts. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute one and the same document.

27.13 Relation to Loan Commitment. The terms and provisions of this Agreement, the Note and the Deed of Trust supersede any inconsistent terms and conditions of the Loan Commitment; provided that all obligations of Borrower under the Loan Commitment, including without limitation the obligation to pay any fees to Lender or any costs and expenses relating to the Loan or the Loan Commitment, shall survive the execution and delivery of this Agreement, the Note and the Deed of Trust, and any failure of Borrower to perform any such obligations shall constitute a default hereunder. Except as set forth in the immediately preceding sentence, this Agreement constitutes a full and complete statement and the final expression of the parties hereto as to the subject matter hereof.

27.14 Disclaimer of Liability. Lender shall in no way be liable for any acts or omissions of Borrower or any person furnishing labor and/or materials used in or related to the Project.

27.15 Preliminary Notices. Borrower agrees that copies of all notices delivered (i) to Borrower and (ii) to the Property, addressed to Lender or to “Construction Lender,” shall be promptly delivered to Lender. Borrower further agrees that Lender and Lender’s agents and representatives shall have the right at all times to enter upon the Property and post such notices and other written or printed material thereon as it may deem necessary or desirable for its protection as lender.

27.16 Duration; Survival. This Agreement shall continue in full force and effect until the Note shall have been paid in full, and until principal, interest and all other obligations of Borrower hereunder have been satisfied. All representations and warranties contained herein, or made in writing by or on behalf of Borrower in connection with the Loan, shall survive the execution and delivery of this Agreement, the Note and all other related documents and agreements. All statements contained in any certificate, application, request for funds or other document or instrument delivered to Lender on behalf of Borrower pursuant hereto, or otherwise in connection with the Loan, shall constitute representations and warranties of Borrower subject to the provisions hereof.

27.17 Intentionally Deleted.

27.18 Agency. Borrower and Lender agree that Borrower is not acting as Lender’s agent, and that no joint venture, partnership or fiduciary relationship exists between Lender and Borrower in connection herewith.

27.19 Construction. This Agreement shall be construed fairly as to all parties and not in favor of or against any party, regardless of which party prepared this Agreement.

27.20 Time. Time is of the essence of this Agreement and each and every provision hereof.

27.21 Indemnification. Borrower and Lender each represent to the other that it has not engaged any real estate broker or loan broker in connection with the making of the loan other than Property Capital LLC, which shall be paid by Borrower, and hereby indemnifies each other from and against all liability that the indemnified party may sustain as a result of any claims, demands, costs or judgments arising from or relating to the payment of any real estate or loan brokerage fees, commissions or other amounts to any real estate or loan broker engaged by the indemnifying party in connection with the making of the Loan or claiming through the indemnifying party.

27.22 Arbitration. Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any collateral securing the Loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing the Loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing the Loan, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Borrower and Lender agree that in the event of an action for judicial foreclosure, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

[Signatures on following page]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first set forth above.

Lender:

FIRST CREDIT BANK, a California banking corporation

By:	/s/ Farhad Ghassemieh
Name:	Farhad Ghassemieh
Title:	CEO

Borrower:

FOX PROPERTIES LLC, a Delaware limited liability company

By:	Safari Ventures LLC, a Delaware limited liability company its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Managing Member

		By:	/s/ Lammot J. du Pont
		Name:	Lammot J. du Pont
		Title:	Executive Chairman of the Board